UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2025

Kewaunee Scientific Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2700 West Front Street
Statesville, NC 28677
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (704) 873-7202
N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	KEQU	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
On September 10, 2025, the Board of Directors (the "Board") of Kewaunee Scientific Corporation (the "Company") appointed J. Jette Campbell to serve as a member of the Board, effective immediately. Mr. Campbell will hold office as a Class II director, for a term expiring at the Company's annual meeting of stockholders to be held in 2027 and thereafter until his successor has been duly elected and qualified or until his earlier death, removal or resignation.
Mr. Campbell is a highly regarded advisor to lenders and business owners in the areas of financial restructuring, business strategy, and crisis management. Mr. Campbell has served as a partner at Carl Marks Advisors since January 2004. Mr. Campbell's engagements at Carl Marks Advisors have spanned a wide range of industries, including distribution, manufacturing, healthcare, education, real estate, and financial services, and Mr. Campbell has worked extensively in the building materials and furniture-manufacturing industries. Prior to joining Carl Marks Advisors, Mr. Campbell served as an executive at several large multinational firms including Griffin LLC, a DuPont agricultural chemical joint venture (CFO and Head of Corporate Development), PepsiCo (CFO, North European Snack Foods Division), and Frito-Lay (VP and Controller). Mr. Campbell is a certified public accountant and began his career in public accounting with Arthur Andersen & Co. in Houston, Texas. During a 17-year span, he was Partner in both Arthur Andersen & Co. and KPMG Peat Marwick. Mr. Campbell earned an undergraduate degree in business from Auburn University and engaged in post-graduate study at Auburn and Harvard Business School. He has an Honorary Doctorate from Paul Quinn College for his leadership of its executive committee.
Mr. Campbell will be compensated for his services as a director in accordance with the Company's standard compensation program for non-employee directors, which is summarized in the Company's definitive proxy statement for its 2025 annual meeting of stockholders, as filed with the Securities and Exchange Commission (the "SEC") on July 7, 2025. In connection with his appointment to the Board, Mr. Campbell will receive an equity grant representing a pro-rated amount of the annual equity grant to the Company's non-employee directors for fiscal year 2026.
The Board has determined that Mr. Campbell satisfies the independence and financial literacy requirements under the applicable rules and regulations of the Nasdaq Stock Market and the SEC and has appointed Mr. Campbell to serve on the Audit Committee of the Board.
On September 11, 2025, the Company issued a press release announcing Mr. Campbell's appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective September 10, 2025, the Board approved Amended and Restated Bylaws (the "Bylaws"), which reflect an amendment to Section 5.02 to provide that the number of directors constituting the whole Board will be at least five and not more than nine directors, the exact number to be fixed from time to time by resolution of the Board adopted by the directors then in office. The foregoing description of the amendment to the Bylaws is qualified in its entirety by the full text of the Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Bylaws (as amended September 10, 2025)
99.1	Press Release of Kewaunee Scientific Corporation dated September 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEWAUNEE SCIENTIFIC CORPORATION (Registrant)

Date: September 11, 2025	By	/s/ Donald T. Gardner III
Donald T. Gardner III
Vice President, Finance
Chief Financial Officer